REDEMPTION NOTE


$2,500,000                                                    December 13, 1995


         FOR VALUE RECEIVED, the undersigned, Peerless Chain Company (the "Company"), a Minnesota corporation, hereby promises to pay to the order of Bridgewater Resources Corp. ("Seller"), a Texas corporation, at the address provided under Section 8 in lawful money of the United States in accordance with the terms hereof the sum of Two Million Five Hundred Thousand Dollars ($2,500,000) plus interest thereon at the rate provided herein from the date hereof until paid in full.

         1. Purchase Agreement. This Note is given pursuant to that certain Stock Purchase Agreement dated November 22, 1995 (as amended, the "Purchase Agreement") by and between Discus Acquisition Corporation ("Buyer"), a Minnesota corporation, and Seller for the sale of all of the outstanding capital stock of the Company by Seller to Buyer, and as partial payment under the Redemption (as defined in the Purchase Agreement). Capitalized terms not otherwise defined herein will have the meanings set forth in the Purchase Agreement. To the extent the terms of this Note as executed vary from Exhibit A to the Purchase Agreement or the description hereof contained in the Purchase Agreement, the terms hereof govern.

         2. Definitions. Unless the context otherwise requires, the following terms have the following meanings:

                  "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Buyer, (ii) which beneficially owns or holds five percent (5%) or more of any class of the capital stock of Buyer or (iii) five percent (5%) or more of the capital stock (or in the case of a Person which is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by Buyer or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of capital stock, by contract or otherwise.

                  "CIT" means The CIT Group/Business Credit, Inc.

                  "Guaranty" means any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of Buyer or the Company guarantying in any manner, whether directly or indirectly, any obligation, direct or indirect, absolute, contingent or inchoate, whether existing now or in the future, of any other Person.

                  "Indebtedness" means any and all amounts owing or which may become owing by the Company pursuant to the terms of this Note.

                  "Permitted Investments" means:

                  (a) Investments in commercial paper maturing in two hundred seventy (270) days or less from the date of issuance which, at the time of acquisition, is accorded the highest rating by Standard & Poor's Corporation or Moodys Investors Services, Inc. (or other nationally recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating commercial paper);

                  (b) Investments in direct obligations of the United States of America or any agency thereof maturing within one (1) year from the date of acquisition thereof;

                  (c) Investments in bank accounts or certificates of deposit maturing within one (1) year from the date of origin and issued by a bank or trust company having capital, surplus and undivided profits aggregating at least One Hundred Million Dollars ($100,000,000); and

                  (d) Investments in money market preferred stocks for so long as the same are accorded the highest rating by Standard & Poor's Corporation or Moodys Investors Service, Inc. (or other nationally recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating such preferred stocks).

                  "Person" means an individual, partnership, corporation, trust or unincorporated organization, and a governmental agency or political subdivision.

                  "Pledged Stock" is as defined in Section 6.2.

                  "Senior Credit Facility" means the credit facilities with CIT under that certain Financing Agreement dated December 13, 1995, or any replacement credit facility.

                  "Senior Obligations" means the Senior Credit Facility and the Winona Lease.

                  "Senior Pledge" means the security interest in the Pledged Stock granted pursuant to that certain Stock Pledge Agreement by and between Buyer and CIT dated December 13, 1995, and any security interest in the Pledged Stock granted to the holder of any replacement Senior Credit Facility pursuant to which such holder agrees to deliver the stock certificates representing the Collateral, upon satisfaction of such Senior Credit Facility, to the holder of this Note or the holder of a succeeding replacement Senior Credit Facility taking a security interest in the Pledged Stock including such terms.

                  "Spell Employment Agreement" means the Employment Agreement dated December 13, 1995 by and between the Company and William Spell.

                  "Stock Purchase Note" means the Stock Purchase Note dated December 13, 1995 issued by Buyer to the order of Seller pursuant to the Purchase Agreement.

                  "Subordination Agreement" means the Subordination Agreement dated December 13, 1995 by and among CIT, Seller, Buyer, the Company and Peerless Chain of Iowa, Inc.

                  "Subsidiary" means any corporation of which more than fifty percent (50%) (by number of votes) of the voting stock is owned by Buyer and/or one or more corporations which are themselves Subsidiaries of Buyer.

                  "Winona Lease" means that certain Lease Agreement by and between PRC Corp. (formerly Peerless Chain Company) and Corporate Property Associates 6 dated June 18, 1986, as assigned to the Company by Assignment and Assumption Agreement dated September 26, 1989, as amended by Lease Amendment dated September 26, 1989, Letter Amendment dated August 2, 1994 and Amendment to Lease dated December 13, 1995.

                  "Winona Lease Obligations" means the obligations of the Company under the Winona Lease.

         3. Payment Terms.

           3.1 Interest. Interest will accrue on the unpaid principal of this Note at the annual rate of eight percent (8%) until maturity; provided that in the event any amount due hereunder is past due, interest will accrue on the unpaid principal of this Note at the annual rate of thirteen percent (13%), compounded annually. Accrued interest will be due quarterly on the last day of December, March, June and September commencing December 31, 1995 until maturity of all principal of this Note (by acceleration or otherwise).

            3.2 Principal. The principal of this Note, together with all accrued and unpaid interest not then otherwise due, will be due December 13, 1998, unless maturity thereof is accelerated pursuant to the terms hereof; provided, however, that to the extent any claims are pending for indemnification under
Section 7.2, 10.1 or 10.2 of the Purchase Agreement on such stated maturity date, with respect to each such claim, the maturity date with respect to an amount of principal of this Note equal to the amount of such claim will be extended until such claim is finally resolved; provided, further, that in the event the amount of any such claim is reduced prior to final resolution of such claim, an amount of principal of this Note equal to such reduction will become due upon such reduction; and provided, further, that no such extension will be made in the event of a prior acceleration, and any such extension will terminate upon acceleration, of maturity of the principal of this Note pursuant to the terms hereof.

            3.3 Prepayments; Application of Payments. This Note may be prepaid, in whole or in part, at any time and from time to time without premium or penalty. Payments on, and credits under Section 3.4 against, this Note will be applied first to accrued interest due and unpaid, next (to the extent such payment is a prepayment) to accrued interest unpaid and not yet due, next to costs and expenses accrued hereunder, with the balance to principal.

            3.4 Offsets. Any liability of Seller under Sections 7.2, 10.1,
10.2 or 10.5 of the Purchase Agreement will be offset against Indebtedness (whether or not then due) to the extent of the balance outstanding hereunder as of the final determination of such liability.

         4. Buyer and Company Covenants. From the date hereof and continuing so long as any amount remains unpaid on this Note:

            4.1 Corporate Existence, etc. Buyer and the Company each will preserve and keep in force and effect its corporate existence and all licenses and permits necessary to the proper conduct of the business of Buyer and the Company taken as a whole.

            4.2 Restricted Buyer Distributions. Buyer will not declare or pay any dividends or make any other payment or distribution, either in cash or property, on or in purchase, redemption or retirement of any shares of Buyer's capital stock of any class or any warrants, rights or options to acquire any such shares by purchase, conversion or otherwise, provided that nothing herein restricts Buyer from making payment under the Stock Purchase Note or any resulting full or partial termination or expiration of the Warrant for Purchase of Securities dated December 13, 1995 issued by Buyer to Seller pursuant to the Stock Purchase Agreement.

            4.3 Restricted Company Issuances and Distributions. The Company will not:

                (a) issue any shares of the Company's capital stock of any class or any warrants, rights or options to purchase any shares of the Company's capital stock, whether by reason of stock split or combination or reclassification, dividend, exchange, new consideration or otherwise;

               (b) declare or pay any dividends or make any other payment or distribution, either in cash or property, on or in purchase, redemption or retirement of any shares of the Company's capital stock, or make any other payment or distribution, either directly or indirectly, in respect of the Company's capital stock or otherwise, including without limitation for goods or services, to Buyer or to any Affiliate of Buyer, except (i) payments equal to state and federal income tax liability on Buyer's consolidated tax returns resulting from the Company's operations, made on the due date of the applicable return, (ii) payments when and as due under the Spell Employment Agreement,
(iii) provided that when made, no Default exists hereunder, payments equal to amounts due under redemption provisions under Repurchase Agreements entered into on the Closing Date with management personnel of the Company with respect to an aggregate of not more than three hundred seventy-seven thousand two hundred seventy-two (377,272) shares of the common stock of Buyer, (iv) payments applied by Buyer in payment of the Stock Purchase Note, and (v) payments not to exceed One Hundred Eighty-Eight Thousand Dollars ($188,000) annually to fund normal operating expenses of Buyer.

            4.4 Mergers, Consolidations and Sales of Assets. The Company will not (i) consolidate with or be a party to a merger with any other corporation, or (ii) sell, lease or otherwise dispose of all or any substantial part of its assets.

            4.5 Guaranties. The Company will not become or be liable in respect of any Guaranty except Guaranties entered into in the ordinary course of the Business and Guaranties of Buyer of loans to management personnel of the Company for the purchase of an aggregate of not more than three hundred seventy-seven thousand two hundred seventy-two (377,272) shares of the common stock of Buyer.

            4.6 Transactions with Affiliates. Buyer and the Company each will not enter into or be a party to any transaction or arrangement with any Affiliate (including without limitation the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any such Affiliate), except pursuant to the reasonable requirements of such party's business and upon fair and reasonable terms no less favorable to such party than would obtain in a comparable arm's-length transaction with a person other than an Affiliate. The Spell Employment Agreement is deemed to meet the requirements of this Section 4.6.

            4.7 Reports and Rights of Inspection. Buyer and the Company each will keep proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of Buyer or the Company, in accordance with generally accepted accounting principles consistently applied (except for changes in application disclosed in the financial statements furnished to the holder hereof pursuant to this Section 4.7 and concurred in by the independent public accountants referred to in (b) hereof), and will furnish to the holder hereof:

               (a) As soon as available and in any event within forty-five (45) days after the end of each quarterly fiscal period of each fiscal year consolidated and consolidating balance sheets of Buyer and the Company as of the close of such period, and consolidated and consolidating statements of income and retained earnings and statements of cash flows of Buyer and the Company for the quarterly fiscal period then ending and for the portion of the fiscal year ending with such period in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of Buyer to the effect that (except for the exclusion in unaudited quarterly financial statements of certain footnote and other information normally presented with annual audited financial statements, and subject to changes resulting from year-end adjustments) such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which the accountants referred to in clause (b) hereof concur) and present fairly the financial condition of Buyer and the Company.

               (b) As soon as available and in any event within ninety (90) days after the close of each fiscal year of Buyer consolidated and consolidating balance sheets of Buyer and the Company as of the close of such fiscal year, and consolidated and consolidating statements of income and retained earnings and statements of cash flows of Buyer and the Company for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon of a firm of independent public accountants of recognized national standing selected by Buyer to the effect that the financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur and as are noted therein) and present fairly the financial condition of Buyer and the Company and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances.

               (c) Promptly upon receipt thereof, each interim or special audit made by independent accountants of the books of Buyer or the Company.

               (d) Promptly upon their becoming available, each financial statement, report, notice or proxy statement sent by Buyer to stockholders generally, and each report and any registration statement or prospectus filed by Buyer with Nasdaq or any securities exchange or the Securities Exchange Commission or any successor agency, and copies of any orders in any proceedings to which Buyer or the Company is a party issued by any governmental agency, federal or state, having jurisdiction over Buyer or the Company.

               (e) Within the periods provided in paragraphs (a) and (b) above, a certificate of an authorized financial officer of Buyer stating that such officer has reviewed the provisions of this Note and setting forth, to the best of such officer's knowledge, whether there existed as of the date of such financial statements and whether there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or any condition which but for the passage of time or the giving of notice or both would constitute a Default and, if any such condition or event existed during such period or exists on the date of the certificate, specifying the nature and period of existence thereof and the action Buyer has taken or is taking and proposes to take with respect thereto;

               (f) The annual plans and operating projections Buyer and the Company furnish to CIT when and as so furnished.

         5. Subordination. Anything in this Note to the contrary notwithstanding, the Indebtedness evidenced by this Note will be subordinate and junior in right of payment to the Senior Obligations, whether outstanding on the date of this Note or incurred after the date of this Note, to the extent and in the manner hereinafter set forth:

               (a) Notwithstanding anything to the contrary contained herein, this Note is in all respects subject to the terms and provisions of the Subordination Agreement.

               (b) In the event of any sale under or in accordance with any judgment or decree rendered with respect to this Note in any proceeding by or on behalf of the holder hereof or in the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Company, or the proceeds thereof, to creditors of the Company occurring by reason of any liquidation, dissolution or winding up of the Company or in the event of any execution sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceeding relative to the Company or its debts or properties, then in any such event the Winona Lease Obligations will be preferred in payment, and the Winona Lease Obligations will be first paid and satisfied in full before any payment or distribution of any kind or character, whether in cash, property or securities (other than securities which are subordinate and junior in right of payment to the payment of the Winona Lease which may at the time be outstanding), will be made upon this Note; and in any such event any distribution of any kind or character, whether in cash, property or securities (other than in securities which are subordinate and junior in right of payment to the payment of the Winona Lease which may at the time be outstanding), which is made upon or in respect of the Indebtedness will be paid over to the lessor under the Winona Lease for application to the Winona Lease Obligations unless and until the Winona Lease Obligations is paid and satisfied in full, and such amounts so paid over will be deemed not to be made upon or in respect of the Indebtedness, or the holder of this Note will be subrogated to the rights of the lessor under the Winona Lease to the extent thereof, as elected by the holder of this Note;

               (c) In the event that pursuant to the provisions hereof this Note is declared or becomes due and payable before its expressed maturity because of an occurrence of a Default (under circumstances when the foregoing clause (b) is not applicable) or otherwise, no amount will be paid by the Company in respect of Indebtedness in excess of current interest payments as provided herein, except at the stated maturity thereof (all subject to the foregoing clause (b) above), unless and until the Winona Lease Obligations has been paid in full or payment thereof has been provided for in a manner satisfactory to the lessor under the Winona Lease;

               (d) Without limiting the effect of any of the other provisions hereof, during the continuance of any default in the payment of rent or any other amount with respect to the Winona Lease, no payment will be made on or with respect to the Indebtedness, if either (i) notice of such default in writing has been given to the Company by the lessor under the Winona Lease, provided that judicial proceedings are commenced with respect to such default within one hundred eighty (180) days thereafter, or (ii) judicial proceedings are pending in respect of such default.

               (e) The holder hereof irrevocably authorizes and empowers the holder of the Winona Lease, in any proceeding under Title 11 of the United States Code in which the Company is subject, to file a proof of claim in behalf of the holder hereof with respect to the obligations hereunder if the holder hereof fails to file a proof of its claims prior to 30 days before the expiration of the time period during which such claims must be submitted, to accept and receive any payment or distribution which may be payable or deliverable at any time upon or in respect of the obligations hereunder in an amount not in excess of that portion of the Winona Lease Obligation then outstanding (unless CIT is entitled to such payment under the terms of the Subordination Agreement) and to take such other action as may be reasonably necessary to effectuate the foregoing. Unless CIT has filed a proof of claim or has otherwise sought the same information or documents, the holder hereof will provide to the lessor of the Winona Lease all information and documents necessary to present claims or seek enforcement as aforesaid.

               (f) To the extent that the lessor under the Winona Lease receives any amounts from the holder hereof in accordance with the provisions of the Note which, when added to the total amount received directly by the lessor under the Winona Lease from any other source, exceeds the total Winona Lease Obligation, the lessor under the Winona Lease will be obligated to pay the excess to the holder hereof. In the event that as a result of an avoidance action under Title 11 of the United States Code (including, but not necessarily limited to, any action under 11 U.S.C. ss.ss. 544, 545, 547, 548, 549 and/or
550), the holder hereof is required to return to the Company or its bankruptcy estate any payment received by the holder hereof and paid over to the lessor under the Winona Lease pursuant to this Section 5, thereupon the lessor of the Winona Lease will pay back to the holder hereof such amount paid over to the lessor of the Winona Lease.

               (g) The provisions of this Section 5 will be subject and subordinate to the rights of CIT under the Subordination Agreement. The holder hereof will not be required to take any action, perform any obligation or make any payment hereunder which it reasonably believes would: (i) be in conflict with or contrary to the terms of the Subordination Agreement; and/or (ii) prevent it from performing any of its obligations under the Subordination Agreement; and/or (iii) prevent or frustrate CIT from exercising any of its rights under the Subordination Agreement. The lessor under the Winona Lease will not exercise any rights hereunder to the extent doing so would: (x) be in conflict with or contrary to the terms of the Subordination Agreement; and/or
(y) prevent the holder hereof from performing any of its obligations under the Subordination Agreement; and/or (z) prevent or frustrate CIT from exercising any of its rights under the Subordination Agreement.

               (h) No right of any present or future holder of the Senior Obligations to enforce subordination as herein provided will at any time or in any way be prejudiced or impaired by any failure to act on the part of Buyer or the Company, or by any noncompliance by Buyer or the Company with the terms, provisions and covenants of this Note, regardless of any knowledge thereof that any such holders of the Senior Obligations may have or with which they may be otherwise charged. The provisions of this Section 5 are solely for the purpose of defining the relative rights of the holders of the Senior Obligations on the one hand, and the holder hereof on the other hand, and nothing in this Section 5 will impair, as between Buyer or the Company and the holder hereof as applicable, the obligations of Buyer and the Company to pay to the holder hereof Indebtedness in accordance with the remaining terms of this Note, nor will anything herein prevent the holder hereof from exercising all remedies otherwise permitted by applicable law or hereunder upon any Default, subject to the rights, if any, of the holders of the Senior Obligations as herein provided. Without limiting the foregoing, no suspension of any payment of Indebtedness pursuant to the provisions of this Section 5 will suspend or defer the due date of such payment as determined by the remaining provisions of this Note.

         6.    Buyer Guaranty and Security Agreement.

            6.1 Guaranty. Buyer absolutely, irrevocably and unconditionally guarantees to the holder hereof the payment of the Indebtedness promptly when due, by acceleration or otherwise.

            6.2 Security Interest. In order to secure the Indebtedness,
Buyer hereby grants to the holder hereof a security interest in all shares of stock owned by Buyer in the Company (and any and all additions thereto, substitutions therefor, and proceeds thereof) (the "Pledged Stock").

            6.3 Warranties and Obligations of Buyer. Buyer hereby warrants and covenants to the holder hereof:

               (a) The Pledged Stock represents 100% of the issued and outstanding shares of capital stock of the Company.

               (b) Buyer has and will maintain during the term of this Note sole title to and beneficial ownership of the Pledged Stock, free of all liens, charges, security interests and encumbrances (other than the security interest created hereby and under the Senior Pledge), and has full power and authority to subject the Pledged Stock to the security interest created hereby.

               (c) Buyer will hereafter from time to time execute and deliver such financing statements, assignments separate from certificates and other instruments or documents, deliver the certificates representing the Pledged Stock to the holder hereof upon termination of the Senior Pledge and perform such other acts as the holder hereof may reasonably request to establish, protect and maintain a perfected security interest in the Pledged Stock and an ability to effectively enforce its remedies hereunder with respect to the Pledged Stock. Buyer will at all times cause all certificates representing the Pledged Stock to include a legend referencing this Note and the security interest of the holder hereof provided hereunder.

            6.4 Priority. The holder of this Note by acceptance hereof agrees that the security interest granted hereunder in the Pledged Stock is subordinate and junior in interest and priority to the Senior Pledge.

            6.5 Nonimpairment. The holder hereof may from time to time, without notice to Buyer, and without impairing or affecting the security interest created hereby: (a) acquire a security interest in any property in addition to the Pledged Stock, or release any such interest so acquired or release any security interest in any of the Pledged Stock, or permit any substitution or exchange for such property or any part thereof; (b) acquire the primary or secondary liability of any party or parties with respect to all or any of the Indebtedness, or release, modify, or compromise the same or any part thereof; (c) modify, extend or renew for any period any of the Indebtedness; and
(d) resort to the Pledged Stock for payment of the Indebtedness whether or not the holder hereof has resorted to any other collateral or proceeding against any party primarily or secondarily liable on the Indebtedness.

            6.6 Voting Rights. Buyer hereby grants to the holder hereof an irrevocable proxy, coupled with an interest, to vote any or all of the Pledged Stock, which proxy may be exercised by the holder hereof only at such time as a Default in the payment of principal under this Note is continuing and no Senior Pledge is in effect. Such proxy will remain in effect until this Note is satisfied in full. Except for those instances where the holder hereof exercises such proxy, Buyer will be entitled to exercise the voting power with respect to the Pledged Stock consistent with the terms or purposes of this Note.

            6.7 Remedies. In the event a Default hereunder has occurred and is continuing, the holder hereof will have, in addition to any other rights and remedies a secured party can assert under the Minnesota Uniform Commercial Code and to the extent not inconsistent with nonwaivable provisions thereof, the following rights and remedies, without having to give notice except as is hereinafter specifically provided:

               (a) The holder hereof may sell the Pledged Stock, or any part thereof, at a public or private sale, following the notice hereinafter provided, for cash, upon credit, or for future delivery at such price or prices as the holder hereof deems satisfactory. The holder hereof, or any parties related to or affiliated with the holder hereof, may purchase any or all of the Pledged Stock sold at a public sale. The holder hereof is authorized at any sale, if the holder hereof deems it advisable to do so, to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing for their own account for investment, and not with a view to the distribution or sale of any of the Pledged Stock. Upon any such sale, the holder hereof will have the right to deliver, assign, and transfer to the purchaser thereof the Pledged Stock so sold. Each purchaser at any such sale will hold the property sold absolutely free from any claim or right of Buyer of whatsoever kind, including any equity or right of redemption of Buyer which Buyer has under any rule of law or statute now existing or hereafter adopted; and as to such purchaser, Buyer hereby specifically waives all such rights of redemption, of stay, or of appraisal, which might in any way affect such purchaser. The holder hereof will give Buyer at least ten (10) days' written notice of intention to make such public or private sale, which notice will state the time and place fixed for such public sale or the time after which such private sale may be consummated and whether the sale is to be public or private. At any such sale the Pledged Stock may be sold in one lot as an entirety or in separate parcels, as the holder hereof may determine. In case of any sale on credit or for future delivery, the Pledged Stock so sold may be retained by the holder hereof until the selling price is paid by the purchaser thereof, and the holder hereof will not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Stock so sold, and in case of any such failure, such Pledged Stock may be again sold upon like notice. The holder hereof will not be obligated to complete any sale for which the holder hereof sends out notice and may, without notice or publication, adjourn any sale or cause the same to be adjourned by announcement at the time and place fixed for such sale, and such sale may thereafter be made at the time and place to which the same has been so adjourned.

               (b) The holder hereof, instead of exercising the power of nonjudicial sale herein conferred, may proceed by a suit or suits at law or in equity to foreclose the pledge and sell the Pledged Stock, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

               (c) Without limiting the rights of the holder hereof under any other provision of this Note, and in addition thereto, Buyer will be obligated, to the maximum extent permitted by law, if a Default is continuing and if counsel for the holder hereof determines that it is necessary for the lawful sale of the Pledged Stock in a commercially reasonable manner, upon written request from the holder hereof, to vote its shares to cause the Company, at the Company's or Buyer's expense, to prepare, file and cause to become effective promptly, a registration statement complying with the Securities Act of 1933, as amended, for the public sale of such of the Pledged Stock as the holder hereof may elect, and to take comparable action to permit such sales under the securities laws of such state jurisdictions as the holder hereof may designate. If such registration statement is filed, Buyer further will be obligated to vote its shares to cause the Company, at the Company's or Buyer's expense, to enter into and perform its obligations under one or more underwriting agreements in connection therewith, containing customary representations, warranties, covenants, and indemnities and contribution provisions if requested by the holder hereof. Buyer will be obligated to vote its shares to cause the Company, at the Company's or Buyer's expense, (i) to keep any such registration statement and related prospectus current and in compliance with applicable federal and state securities laws so long as required to satisfy applicable prospectus delivery requirements and (ii) at the request of the holder hereof at any time after the effective date of any such registration statement, to file post-effective amendments to such registration statement so that sales of Pledged Stock by the holder hereof will be covered by a current prospectus and can be made in compliance with all applicable federal and state securities laws.

               (d) Buyer further will be obligated to (i) take such action as is necessary to cause the Company to delivery to the holder hereof such information as the holder hereof reasonably requests for inclusion in any registration statement, prospectus or offering memorandum or in any preliminary prospectus or preliminary offering memorandum or any amendment or supplement to any thereof or in any other writing prepared in connection with the offer, sale or resale of all or any portion of the Pledged Stock and to deliver such information regarding Buyer as the holder hereof reasonably requests, which information will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make such information not misleading, and (ii) vote its shares to do or cause to be done all such other acts and things as may be necessary to make such offer, sale or resale of all or any portion of the Pledged Stock valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental agencies or instrumentalities, domestic or foreign, having jurisdiction over any such offer, sale or resale.

               (e) Without limiting paragraphs (c) and (d) of this Section 6.7, if the holder hereof decides to exercise its right to sell all or any of the Pledged Stock, upon written request Buyer will from time to time take such action as is necessary to cause to be furnished to the holder hereof all such information as the holder hereof may request and as is accessible to Buyer in order to qualify such Pledged Stock as exempt securities, or the sale or release of such Pledged Stock as exempt transactions, under federal or state securities laws. Buyer will be obligated to take such action as is necessary to cause the Company to allow the holder hereof and any underwriter access at reasonable times and places to the books, records and premises of the Company; Buyer further will be obligated to assist, and take such action as is necessary to cause the Company to assist the holder hereof, any underwriter, any agent of any thereof, and any counsel, accountant or other expert for any thereof, in inspection, evaluation, and any other "due diligence" action of or with respect to any such books, records and premises; and Buyer further will be obligated to cause any independent public accountant for the Company to furnish a letter to the holder hereof and underwriters in customary form and covering matters of the type customarily covered by letters of accountants for issuers to underwriters.

               (f) Buyer further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the holder hereof by reason of the failure by Buyer to perform any of the covenants contained in this Section and, consequently, agrees that, if Buyer fails to perform any of such covenants, the holder hereof will be entitled to equitable relief for the enforcement of the provisions of this Section 6.7. Buyer will indemnify the holder hereof for any and all fees, charges, reimbursements, judgments or other expenses incurred by the holder hereof due to any failure of Buyer to perform its obligations under this Section 6.7.

               (g) Notwithstanding the foregoing provisions of this Section 6.7, the holder of this Note will not be permitted to exercise any of the foregoing rights or remedies contained or referenced in this Section 6.7 for so long as any Senior Pledge remains in effect without the prior written consent of the holder thereof.

            6.8 Application of Proceeds. The proceeds of any sale of the Pledged Stock hereunder will be applied by the holder hereof:

               (a) first, to the payment of the costs and expenses of such sale, including reasonable attorneys' fees and all expenses and advances made or incurred by it in connection therewith;

               (b) second, to the payment of the Indebtedness;

               (c) finally, to the payment to Buyer or its successors and assigns of any surplus then remaining from such proceeds.

               (d) The holder hereof will not be required to make any allocation or distribution to Buyer of proceeds from sale except from collected funds after satisfaction or release of all indemnification or other payment obligations that may be asserted against the holder hereof or such proceeds in connection with such sale. Any collected funds retained pursuant to this provision will be promptly deposited or invested in Permitted Investments until disbursed in accordance herewith.

            6.9 Waivers. The holder hereof may at any time and from time to time, without the consent of or notice to Buyer, without incurring responsibility to Buyer, without releasing, impairing or affecting the liability of Buyer hereunder, upon or without any terms or conditions and in whole or in part: (a) sell, pledge, surrender, compromise, settle, release, renew, subordinate, extend, substitute, exchange, change, or otherwise dispose of or deal with in any manner and in any order any Indebtedness, any evidence thereof, or any security therefor; (b) accept any security for or other guarantors of any Indebtedness; and (c) fail, neglect or omit to obtain, realize upon or protect any Indebtedness or any security therefor, to exercise any lien upon or right to any money, credit or property toward the liquidation of the Indebtedness, or to exercise any other right against Buyer, the Company or any other person. No act or thing, except full payment and discharge of the Indebtedness, which but for this provision could act as a release or impairment of the liability of Buyer hereunder, will in any way release, impair or affect such liability.

            6.10 Primary Obligation. This guaranty is a primary obligation of Buyer and the holder hereof will not be required to first resort for payment of the Indebtedness to the Company or any other person, their properties or estates, or any security or other rights or remedies whatsoever. Buyer will be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing Indebtedness, whether or not the liability of the Company or any other person for such deficiency is discharged pursuant to statute, judicial decision or otherwise. If any payment applied by the holder hereof to the Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including without limitation the bankruptcy, insolvency or reorganization of Buyer or any other person), the Indebtedness to which such payment was applied will for the purposes of Buyer's guaranty be deemed to have continued in existence, notwithstanding such application, and this guaranty will be enforceable as to such Indebtedness as fully as if such application had never been made.

            6.11 Additional Waivers. Buyer waives: (a) notice of acceptance of its guaranty hereunder and of the creation and existence of the Indebtedness; (b) presentment, demand for payment, notice of dishonor, notice of nonpayment, and protest of any instrument evidencing the Indebtedness; and (c) all other demands and notices to Buyer, the Company or any other person and all other actions to establish the liability of Buyer hereunder.

        7. Default, Remedies

            7.1 Default. Any one or more of the following constitutes a Default as that term is used herein:

               (a) Failure of the Company to pay any principal amount or interest hereunder when due and continuation of such condition for fifteen (15) days after written notice thereof by the holder hereof to the Company;

               (b) Failure to perform any obligation of the Company hereunder other than for the payment of money and continuation of such condition for thirty (30) days after written notice thereof by the holder hereof to the Company;

               (c) Failure of Buyer to pay any principal amount or interest under the Stock Purchase Note when due and continuation of such condition for fifteen (15) days after written notice thereof by the holder thereof to Buyer;

               (d) Failure to perform any obligation of Buyer under the Stock Purchase Agreement other than for the payment of money and continuation of such condition for thirty (30) days after written notice thereof by the holder thereof to Buyer;

               (e) Failure of the Company to pay any amount under the Senior Obligations when due for so long as such condition continues;

               (f) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against Buyer or the Company and, if instituted against Buyer or the Company are consented to or are not dismissed within sixty (60) days after such institution; or

               (g) Buyer or the Company becomes insolvent or bankrupt, generally does not pay its debts as they become due or makes an assignment for the benefit of creditors, or Buyer or the Company applies for or consents to the appointment of a custodian, trustee or receiver for Buyer or the Company or for the major part of the property of either, or a custodian, trustee or receiver is appointed for Buyer or the Company or for the major part of the property of either and is not discharged within sixty (60) days after such appointment.

            7.2 Acceleration of Maturity. When any Default described in Sections 7.1(b), (d) or (g) has happened and is continuing, and in the case of Section 7.1(b) or (d) provided no Senior Obligation is then outstanding, the holder hereof may, by written notice to the Company, declare the entire principal and all interest accrued hereunder to be, and the same will thereupon become, immediately due and payable, without any presentment, demand, protest or other notice of any kind. When a Default described in Section 7.1 (f) has occurred, the entire principal and all interest accrued hereunder will thereupon become immediately due and payable without presentment, demand, protest or other notice of any kind.

            7.3 Costs of Enforcement. Upon a Default, the Company will be obligated to pay all costs of collection and enforcement of the rights and remedies of the holder hereof, including court costs and attorneys' fees, whether or not legal proceedings are commenced.

            7.4 Waivers. The Company waives presentment for payment, demand, protest, notice of protest and notice of dishonor. No delay by the holder hereof in exercising any right or remedy hereunder, at law or in equity will operate as a waiver of such right or remedy and no single or partial exercise of any such right or remedy will preclude any further exercise thereof, or the exercise of any other rights or remedies.

         8. Notices. Any notice, request, instruction or other document to be given hereunder by Buyer, the Company or the holder of this Note to any such other party will be in writing and delivered personally or by telephonic facsimile transmission or sent by registered or certified mail, postage prepaid (and if by telephonic facsimile transmission with a copy sent by mail), if to the holder of this Note to:

               Bridgewater Resources Corp.
               c/o BRC Management Corp.
               1801 Century Park East, Suite 1101
               Los Angeles, California 90067
               Attn: Lori Poulos
               Facsimile No.: 310-552-3446

               with a copy to:

               Oppenheimer Wolff & Donnelly
               Suite 3400, Plaza VII
               45 South Seventh Street
               Minneapolis, Minnesota  55402
               Attn: Douglas L. Hemer
               Facsimile No.: 612-344-9376

               if to Buyer or the Company to:

               Discus Acquisition Corporation
               2430 Metropolitan Centre
               333 South Seventh Street
               Minneapolis, Minnesota  55402
               Attn: William H. Spell
               Facsimile No.: 612-371-9651

               with a copy to:

               Briggs and Morgan
               2400 IDS Center
               80 South Eighth Street
               Minneapolis, Minnesota  55402
               Attn: Avron L. Gordon
               Facsimile No.: 612-334-8650

or at such other address for a party as may be specified by like notice. Any notice which is delivered personally or by telephonic facsimile transmission in the manner provided herein will be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice which is addressed and mailed in the manner herein provided will be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the third day after the day it is so placed in the mail.

         9. Arbitration. Subject to the last sentence of this Section, any controversy or claim arising out of or relating to any provisions of this Note or the breach hereof, unless resolved by mutual agreement of the parties, will be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the effective date of this Agreement by a single arbitrator appointed in accordance with said Rules. The determination of the arbitrator will be final and binding upon the parties to the arbitration and judgment upon the award rendered by the arbitrator will be entered in any court of competent jurisdiction. The place of arbitration will be Minneapolis, Minnesota. Notwithstanding the foregoing, a party may seek injunctive relief with respect to any controversy or claim arising out of or relating to any provisions of this Note in any court of competent jurisdiction.

         10. Governing Law; Consent to Jurisdiction. This Note will be construed in accordance with and governed by the laws of the State of Minnesota applicable to agreements made and to be performed in such jurisdiction without reference to conflicts of law principles. Buyer and the Company by execution and delivery of this Note, and the holder of this Note by acceptance hereof, each irrevocably consents that any legal action or proceeding against it under, arising out of or in any manner relating to this Note may be brought only in an arbitration proceeding as provided in Section 9 or in a court of the State of Minnesota or in the United States District Court for the District of Minnesota. Each of Buyer, the Company and the holder of this Note further expressly and irrevocably assents and submits to the personal jurisdiction of the arbitrators selected pursuant to Section 9 or any of such courts in any such action or proceeding. Each of Buyer, the Company and the holder of this Note further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it by hand or by mail in the manner provided for in Section 8 hereof. Each of Buyer, the Company and the holder of this Note further hereby expressly and irrevocably waives any claim or defense in any action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.

         11. Neither this Note nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered on the day and year first above written.



                                         PEERLESS CHAIN COMPANY



                                         By William H. Spell
                                           Its Chairman

         IN CONSIDERATION of Seller's acceptance of the Note and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Buyer hereby agrees to the guaranty and grant of security interest and all other terms of Sections 4, 5, 6, 7, 8, 9 and 10 and, to the extent applicable to such Sections, Section 2 of the foregoing Note.



                                         DISCUS ACQUISITION CORPORATION


                                         By William H. Spell
                                           Its CEO